Exhibit (e)

CONSENT OF MAG. SILVIA MACA

I hereby consent to the use of my name under the heading “Sources of Information” in this Annual Report on Form 18-K for the year ended December 31, 2011 of Oesterreichische Kontrollbank Aktiengesellschaft and to its incorporation by reference into Registration Statement No. 333-161148 of Oesterreichische Kontrollbank Aktiengesellschaft.

Date: April 20, 2012

/s/ MAG. SILVIA MACA
Name:	Mag. Silvia Maca
Title:	Director, Head of the Division for Export Financing
and International Export
Promotion Policy,
Ministry of Finance